Exhibit 31.8

CERTIFICATIONS

I, Bruce E. Thomas, certify that:

1. I have reviewed this Amendment No. 3 to Annual Report on Form 10-K/A for the year ended December 31, 2009 of Community Bankers Trust Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Bruce E. Thomas
Bruce E. Thomas Executive Vice President and Chief Financial Officer

Date: January 13, 2011